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                                                                     EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We have issued our report dated January 30, 1998, accompanying the consolidated financial statements and schedule included in the Annual Report of K-Swiss Inc. on Form 10-K for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statements of K-Swiss Inc. on Form S-8 (File No. 33-36505, effective August 23, 1990, File No. 33-77258, effective April 4, 1994 and File No. 33-95650, effective August 10, 1995) and on Form S-3 (File No. 333-37895, effective October 17, 1997).

/s/ Grant Thornton LLP

Los Angeles, California
January 30, 1998